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                                                                    EXHIBIT 10.7

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

      THIS DEPOSIT ACCOUNT CONTROL AGREEMENT ("Agreement") is dated June 29, 2005 by and among BancorpSouth Bank (together with its successors and assigns, "Bank"), Hancock Fabrics, Inc. (together with its successors and assigns, the "Company") and Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, "Agent").

                               W I T N E S S E T H

      WHEREAS, Bank maintains or will maintain for the use of the Company the deposit account listed on Schedule 1 hereto as the collection account (the "Collection Account") and in addition, Bank maintains the other deposit accounts used by or on behalf of the Company listed on Schedule 1 hereto (the "Operating Accounts", and together with the Collection Account and any other deposit accounts at any time established or maintained at Bank by or for the benefit of the Company or to which any funds of the Company are at any time remitted or deposited, but excluding deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments, being collectively, the "Deposit Accounts", and individually, each a "Deposit Account");

      WHEREAS, the Company has entered or is about to enter into financing arrangements with Agent and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, "Lenders") pursuant to which the Company may from time to time have certain indebtedness or other obligations to Agent and Lenders as set forth in the Loan and Security Agreement by and among Agent, Lenders, the Company and certain of its affiliates (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement");

      WHEREAS, such indebtedness and other obligations of the Company to Agent and Lenders are secured by, among other things, all right, title and interest of the Company in and to the following, whether now or hereafter existing or arising (collectively, the "Deposit Account Collateral"): (a) the Deposit Accounts, (b) all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittances and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account, (c) all funds and cash balances or other amounts in or attributable to any Deposit Account, and (d) any and all proceeds of any of the foregoing;

      WHEREAS, in connection with such financing arrangements, Agent and Lenders require that Bank and the Company enter into this Agreement to establish certain rights and benefits with respect to the Deposit Accounts;

      NOW, THEREFORE, in order for the Company to comply with the requirements of Agent and Lenders under their financing arrangements with the Company, the Company, Bank and Agent agree as follows:

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      1. Deposit Account Collateral. Bank hereby represents, warrants and covenants with and to Agent and Lenders that: (a) Bank has established and will maintain the Deposit Accounts and has identified the Company as the sole owner of the Deposit Accounts, subject to the rights of Agent therein as provided herein; (b) the records of Bank do not reflect, and it has not received any notice of, any assignment or pledge of, or security interest in the Deposit Accounts or any of the other Deposit Account Collateral (other than the pledge and security interest of Agent referred to herein), or any notice of any adverse claim with respect to any of the same; (c) Bank has not entered and will not enter into any agreement with any person other than Agent by which it is obligated for any reason to comply with instructions from such other person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral; (d) Bank will not agree that any person other than the Company or Agent is the Bank's customer with respect to any Deposit Account; (e) Schedule 1 is a correct and complete list of the Deposit Accounts as of the date hereof and each of them constitutes a "deposit account" as such term is defined in the UCC; (f) effective as of the Effective Date (as hereinafter defined), the title of the Collection Account shall be changed to "Hancock Fabrics, Inc. -- Wachovia Bank, National Association as Agent Blocked Account"; (g) Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for Agent and for the benefit of Agent; and (h) Bank is hereby irrevocably authorized and instructed to change the designation of the customer on any Deposit Account to Agent upon the request of Agent and Bank shall so change the customer promptly upon such request by Agent.

      2. Control.

            (a) Notwithstanding any other term or provision of this Agreement or any other agreement between Bank and the Company or otherwise, Bank is hereby irrevocably authorized and directed to, and Bank agrees that it will, comply with instructions originated by Agent directing the disposition of funds from time to time in any Deposit Account or as to any other matters relating to any Deposit Account or any of the other Deposit Account Collateral without further consent by the Company (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment).

            (b) Effective upon the receipt by Bank of written notice from Agent that Agent is exercising exclusive control over any Deposit Account (each such notice being referred to as a "Notice of Exclusive Control"), Bank shall not permit the Company or any of its affiliates to withdraw any amounts from, to draw upon or otherwise exercise any authority or powers with respect to the Deposit Account and all Deposit Account Collateral related thereto specified in any such Notice of Exclusive Control and Bank shall not at any time honor, any instructions with respect to the such Deposit Account and Deposit Account Collateral, other than those approved in writing by Agent. Until the receipt by Bank of a Notice of Exclusive Control, the Company shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts.

      3. Remittance of Funds. Unless and until Bank shall receive written instruction from Agent to the contrary, effective as of the Effective Date, all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittances received for deposit in the Collection Account shall be deposited only in the Collection Account on the date received. On and after the date of the receipt by Bank of a Notice of Exclusive Control as to any

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Deposit Account, all available funds in such Deposit Account shall automatically and without further direction on each business day be remitted, at the Company's cost and expense, by federal funds wire transfer solely to Wachovia Bank, National Association, ABA No. 053-000-219, for credit to Wachovia Bank, National Association, Account No. 5000000030295, re: Hancock Fabrics or to such other account as Agent may specify.

      4. Indemnity; Bank's Responsibility. The Company agrees to indemnify, defend and hold harmless Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel) incurred in connection with this Agreement, including any action taken by Bank pursuant to the instructions of Agent, except to the extent due to the gross negligence or willful misconduct of Bank or breach of any of the provisions hereof. The Company confirms and agrees that neither Bank nor Agent or Lenders shall have any liability to the Company for wrongful dishonor of any items as a result of any instructions of Agent. Bank shall have no duty to inquire or determine whether the obligations of the Company to Agent or Lenders are in default or whether Agent is entitled to give any such instructions and Bank is fully entitled to rely upon such instructions from Agent (even if such instructions are contrary or inconsistent with any instructions or demands given by the Company).

      5. Statements, Confirmations and Notices of Adverse Claims. At such time or times as Agent may request, Bank will promptly report to Agent the amounts received in and held in the Deposit Accounts and will furnish to Agent any copies of bank statements, deposit tickets, deposited items, debit and credit advices and other records maintained by Bank under the terms of its arrangements with the Company (as in effect on the date hereof). Agent will reimburse Bank for its reasonable expenses in providing such items to Agent. Upon receipt of notice of any lien, encumbrance or adverse claim against any Deposit Account Collateral, Bank will promptly notify Agent and the Company thereof.

      6. Subordination of Bank's Security Interest; Setoff Rights.

            (a) In the event that at any time Bank has a security interest in or lien upon any of the Deposit Account Collateral, such security interest and lien of Bank shall be subject and subordinate to the security interest and lien of Agent therein. Bank shall not for any reason charge, debit, deduct or offset, or exercise any security interest or lien rights, against any checks, automated clearinghouse transfers or other form of remittances at any time deposited in or credited to any Deposit Account, except that Bank may setoff against funds in the Deposit Accounts for all amounts due to Bank in respect of its customary fees and expenses for routine operation of the Deposit Accounts that are unpaid and outstanding, for the amount of any checks, automated clearinghouse transfers, items or other form of remittances that have been credited to any Deposit Account and subsequently returned unpaid or lawfully demanded to be refunded by any paying or collecting bank (whether for insufficient funds or any other reason), for the amount of any checks, automated clearinghouse transfers, items or other form of remittances which have been credited to any Deposit Account incorrectly by reason of inadvertent error which is corrected as soon as practicable after the discovery of such error, and for any overdrafts arising as a result thereof; provided, that, Bank shall first setoff for such amounts due to it against funds held in the Operating Accounts before the Collection Account.

            (b) In the event that the funds in the Deposit Accounts are insufficient to reimburse Bank, on and after the receipt by Bank of a Notice of Exclusive Control from Agent with respect

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to a Deposit Account, Agent shall reimburse Bank for the face amount of any checks, automated clearinghouse transfers, items or other forms of remittances that were deposited in such Deposit Account or such fees and expenses, in each case to the extent that: (i) in the case of a check, automated clearinghouse transfer, items or other form of remittance returned unpaid, or which is lawfully demanded to be refunded by any paying or collecting bank (whether for insufficient funds or any other reason), or which was credited to any Deposit Account incorrectly by reason of inadvertent error, Agent received final payment in respect thereof and Agent has received notice from Bank of the failure of the Company to pay Bank prior to the date that is ninety (90) days after such check, automated clearinghouse transfer, items or other form of remittance is returned to Bank or such demand is made to Bank or such error was discovered by Bank and
(ii) in the case of such fees and expenses, Agent has received written demand from Bank for payment for such fees and expenses prior to the date that is sixty
(60) days after the date such fees were due and payable to Bank. The Company shall reimburse Agent for any amounts paid by Agent to Bank under this Section 6 or otherwise under this Agreement promptly upon demand by Agent (without inquiry as to, and regardless of, any dispute between the Company and Bank). Such amounts shall be paid to Agent by Company (or at Agent's option, Agent may charge any loan account of the Company or its affiliates maintained by Agent) without offset, defense or counterclaim.

      7. Termination. This Agreement cannot be changed, modified or terminated except that this Agreement may be terminated either: (a) by Bank upon thirty
(30) days prior written notice to the Company and Agent and (b) upon written notice by Agent to Bank of the termination of the financing arrangements of Agent and Lenders with the Company or its affiliates. In the event that for any reason this Agreement shall be terminated other than pursuant to the written notice by Agent to Bank of the termination of the financing arrangements of Agent with the Company, Bank will immediately transfer any funds in the Collection Account to the account of Agent specified in Section 3 hereof, the Collection Account will be closed and Bank will forward any mail received in the Deposit Accounts after such termination to Agent or to such address as Agent may designate to Bank in writing for such purpose.

      8. Notices. All notices hereunder to the Bank shall be in writing, sent by telecopier and by nationally recognized overnight courier with instructions to deliver the next business day, and shall be deemed to have been given or made when Bank has had a reasonable period of time to act thereon (but in no event longer than two business days after the Bank has received such notice). All notices to any other party hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices to any party shall be given to its address set forth below (or to such other address as any party may designate by notice in accordance with this Section).

      9. Customer Agreement. This Agreement supplements any other agreements between the Company and Bank with respect to the Deposit Accounts, as such agreements may now exist or may hereafter be amended and whether now existing or hereafter arising. No consent of the Agent or the Lenders shall be required to amend any such other agreement or for the Company and the Bank to enter into any additional agreement. In the event of any inconsistency between this Agreement and the terms of such other agreements of the Company or its affiliates with

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Bank, the terms of this Agreement control. Notwithstanding anything to the contrary contained herein, the Deposit Accounts shall not include any deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments (collectively, "Payroll Accounts") and the terms of this Agreement shall not apply to any Payroll Accounts.

      10. Governing Law. This Agreement shall be governed by the laws of the State of Mississippi. Notwithstanding anything to the contrary contained in any other agreement among any of the parties hereto, for purposes of the UCC, the State of Mississippi shall be deemed to be the Bank's jurisdiction within the meaning of Section 9-304 of the UCC. All references to the "UCC" herein shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Mississippi.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of any such agreement by telefacsimile or other means of electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

      12. Successors and Assigns. Agent and Lenders are relying upon this Agreement in providing financing to the Company and this Agreement shall be binding upon the Company and Bank and their respective successors and assigns and inure to the benefit of Agent and Lenders and their respective successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      13. Effective Date. This Agreement shall become effective on the date when each of the following conditions shall have been satisfied (the "Effective Date"): (a) this Agreement shall have been executed and delivered by Agent, Company and Bank, and (b) the Termination Agreement, dated on or about the date hereof, between Union Planters Bank, National Association and Company shall have become effective.

HANCOCK FABRICS, INC.                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Agent

By: _________________________________
                                         By: _________________________________

Title:_______________________________
                                         Title:_______________________________

Address for Notices:

                                         Address for Notices:

One Fashion Way
Baldwyn, MS 38824                        Heritage Square II, Suite 1050
Attention:  Bruce D. Smith               5001 LBJ Freeway
Telecopy:  662-365-6025                  Dallas, TX 75244
                                         Attention: Portfolio Manager
                                         Telecopy: 214-761-9044

BANCORPSOUTH BANK

By: _________________________________

Title:_______________________________


Address for Notices:

Corporate Banking Department
201 South Spring Street
Tupelo, Mississippi 38804
Attention:  Coy Livingston
Telecopy: 662-680-2261

with a copy to:

Cash Management Department
6363 Poplar Avenue, Suite 429
Memphis, Tennessee 38119
Attention: E.P. Morgan
Telecopy: 901-374-0860

with a copy to:

Cash Management Department
2830 West Jackson Street, Building B
Tupelo, Mississippi 38801
Attention:  Tracey Hall
Telecopy: 662-620-4029

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                                   SCHEDULE 1
                                       TO
                        DEPOSIT ACCOUNT CONTROL AGREEMENT

1. Collection Account:

      Hancock Fabrics, Inc. - Account No. 01-210513

2. Operating Accounts:

      Hancock Fabrics, Inc. - Account No.: 01-247794
      Hancock Fabrics, Inc. - Account No.: 01-236083
      Hancock Fabrics, Inc. - Account No.: 01-248669

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